Exhibit 99.1

Revolution Lighting Technologies Reports First Quarter 2016 Financial Results

Stamford, CT, May 12, 2016 – Revolution Lighting Technologies, Inc. (NASDAQ: RVLT) (“Revolution Lighting”), a leading provider of advanced LED lighting solutions, today announced financial results for the first quarter (Q1), ended March 31, 2016.

•	Revenues of $27.6M for Q1 2016, an increase of 36% over Q1 2015

•	Gross margin of 33% with Adjusted EBITDA of $0.8M

•	Positive cash flow from operations

•	Q2 2016 Revenue Guidance of $41-43M representing 53% growth and Adjusted EBITDA of 8-10%.

•	FY 2016 revised Revenue Guidance upward to $180-190M representing 40% growth (20%+ proforma organic growth) and Adjusted EBITDA of 10-12%.

“We are extremely pleased with our first quarter 2016 operating and financial performance. Through the leadership of our executive and management teams including engineering, operations, sales, marketing, finance, and sourcing, we continue to successfully execute our long term business strategy,” said Robert V. LaPenta, Chairman, CEO and President of Revolution Lighting Technologies. “We currently have a strong pipeline of business developed through strong organic growth across existing and new strategic markets. This robust pipeline will expand our lighting solutions and service capabilities. Our management team is focused and committed to building a leading company brand that will be recognized by our customers as providing the very best in product quality, technology and service within the industry.”

Business Highlights for Q1 2016:

•	Acquired TNT Energy, LLC, a small business C&I program vendor for three northeast utilities, providing turnkey energy savings solutions within the commercial, industrial, hospitality, retail, education and municipal sectors. TNT Energy expands the Company’s position within key markets, directly complimenting the Company’s division, Energy Source.

•	Completed the underwritten offering of common stock totaling $16.8M, netting $15.4M after underwriting, accounting and legal fees. Net proceeds from the offering were used to acquire TNT Energy, LLC, pay down bank debt and for general corporate purposes.

•	Completed a one for ten reverse stock split, addressing an important step in the future growth of the company, focusing on shareholder value, improving marketability and liquidity.

•	Additional analyst research coverage initiated by investment bank.

•	Announced a national distribution agreement with Rexel Holdings USA, offering our LED product to its industrial, residential and commercial customers throughout its U.S. stores and online.

•	Retained the services of the prestigious Cohen Group, headed by former Secretary of Defense, William S. Cohen, to pursue Navy and other domestic and international government opportunities.

•	Announced the release of next generation lighting control technology for municipal and campus settings through the company’s Sentinel Control System.

•	Our recently released system enables automated wireless network control of lighting systems for improved security, monitoring, real-time control, and energy efficiency.

•	Secured a three-year agreement with Eversource Small Business Program, through our Energy Source and TNT Energy divisions, expanding our turnkey, energy efficiency retrofit solutions among small business customers.

•	Both Energy Source and TNT Energy participate in the $2.4B “Mass Save” State Energy Efficiency Funding Program that provides Small Business Program Customer Incentives From 2016-2018.

•	Energy Source Recognized by National Grid with five awards for energy efficiency, delivering greatest program energy savings among contract vendors for the eighth straight year.

•	Completed LED lighting solution contracts with both Mill Creek Residential Trust in New Jersey and Billingsley Construction in Colony, Texas, both in the $1M range.

•	Continued to provide LED Lighting solutions throughout educational facilities, including Des Moines University’s six campus buildings, while securing additional LED lighting projects throughout public school systems within New Jersey, Connecticut and Pennsylvania.

Market Outlook

LED lighting is expected to continue its penetration of the lighting sector, increasing from 3-5% of light fixture replacements in 2015 to more than 42% in 2020, according to the U.S. Department of Energy. This substantial potential for increased market penetration is expected within untapped sectors, including commercial and industrial, which total 2.6 billion light fixtures in the U.S. alone. Revolution Lighting’s linear tube LED technology addresses more than 70% of these fixtures.

2016 is expected to be a strong year for LED market growth, compared to 2015, as energy markets improve, LED pricing stabilizes and new state/utility incentive programs become available. These factors combined with expansion of LED lighting within new markets, such as the military’s U.S. Navy suggest a fresh round of opportunities for Revolution Lighting.

While LED retrofit markets within commercial and industrial sectors gain traction, including education, healthcare, office and warehouse/industrial facilities, multi-family development also continues to experience a steady rise in the adoption of LED lighting, increasing by 30% since 2012. This is a result from developers and property owners seeking new ways to differentiate, focusing on sustainable development, and high efficiency homes in order to appeal to new home buyers/renters. This, combined with the continued strength of the U.S. housing market, signals continued opportunity for Revolution Lighting. In 2015, there were 306,000 multifamily units completed and brought to market throughout the U.S., the most in a single year since 1989, producing strong tailwinds that are expected to continue throughout 2016 and 2017. In 2016, new supply of multi-family units will continue to enter the market at levels not seen since the 1980s; meanwhile, plans for additional construction continue to increase.

Quarter Ended March 31, 2016

For the quarter ended March 31, 2016, total revenues were $27.6 million, compared to $20.3 million in Q1 2015, an increase of 36% (23% proforma organic growth). The increase reflects strong growth from our full service turnkey operations, multi-family installations, and retrofit lamps and related products. Gross profit for the quarter was $9.0 million or 33% of revenue compared to 35% for the first quarter of 2015. The 33% gross margin for the first quarter was the result of the product mix.

Adjusted EBITDA (as defined below) for the three months ended March 31, 2016 was $0.8 million compared to break even Adjusted EBITDA for the comparable period in 2015. The Company reported an operating loss of $2.1 million for the three months ended March 31, 2016 as compared to $1.9 million operating loss in the same period of 2015. Operating results for the current quarter include non-operating costs, primarily related to one-time acquisition costs, and costs associated with consolidating operations and related workforce reduction of $1.1M, depreciation and amortization of $1.3M, and stock based compensation of $0.4M. The aggregate charges for the first quarter 2016, related to these items totaled $2.8M, compared to $1.8M for the first quarter 2015.

The Company reported a net loss for the three months ended March 31, 2016 of $2.6 million as compared to a net loss of $2.0 million for the same period in 2015. Net loss includes the aforementioned charges and interest and other expenses of $0.6 million for 2016, and $0.2 million for 2015.

Basic and diluted loss per share attributable to common stockholders was $0.16 for the quarter ended March 31, 2016 as compared to a loss per share of $0.15 for the same period in 2015, as adjusted for the 1 for 10 reverse stock split. Excluding one-time acquisition costs and work force reduction for both 2016 and 2015, loss per share was $0.09 compared to $0.13 respectively. While the costs associated with consolidating operations and work force reductions adversely impacted the first quarter 2016, these reductions are expected to favorably impact results for the future quarters and full year.

Liquidity Position

As of May 6, 2016, the company had outstanding debt under our revolving credit facility of $17 million and availability of $10 million. Availability under the facility is based on eligible levels of accounts receivable, inventory and other collateral.

Guidance

The Company expects Q2 2016 revenue in the $41 - $43 million range, representing an increase of approximately 53%, Adjusted EBITDA of 8-10% and continued positive cash flow.

The Company is revising full year 2016 revenue upward to the $180-190 million range, representing an increase of approximately 40% (20%+ proforma organic growth), Adjusted EBITDA of 10-12% and free cash flow of approximately $10 million.

Further information on Revolution Lighting Technologies’ quarterly results can be found in the Company’s Form 10-Q for the quarter ended March 31, 2016, filed with the U.S. Securities and Exchange Commission (SEC) and may be accessed on the SEC’s website at www.sec.gov.

Q1 2016 Conference Call

Revolution Lighting Technologies will host a conference call and live audio webcast to discuss these financial results at 11 a.m. ET on May 12, 2016. To access the conference call by phone, dial 1-877-326-9228 for the U.S. and 1-412-317-5110 for international callers. All Participants should request to be joined into the Revolution Lighting Technologies Call. The webcast will be available on the Company’s website at www.rvlti.com.

An audio replay of the call will also be available to investors by phone beginning at approximately 2 pm ET on May 12, 2016 until 11:59 p.m. ET on May 26, 2016 by dialing 1-877-344-7529 within the U.S. or 1-412-317-0088 for international callers and entering passcode # 10085336.

About Revolution Lighting Technologies Inc.

Revolution Lighting Technologies, Inc. is a leader in the design, manufacture, marketing, and sale of LED lighting solutions focusing on the industrial, commercial and government markets in the United States, Canada, and internationally. Through advanced LED technologies, Revolution Lighting has created an innovative lighting company that offers a comprehensive advanced product platform. The company designs, engineers and manufactures an extensive line of high-quality interior and exterior LED lamps and fixtures, including signage and control systems, and is uniquely positioned to act as an expert partner, offering full service lighting solutions through our operating divisions including Energy Source, Value Lighting, Tri-State LED, E-Lighting, All-Around Lighting and TNT Energy to transform lighting into a source of superior energy savings, quality light and well-being. Revolution Lighting Technologies markets and distributes its products through a network of regional and national independent sales representatives and distributors, as well as through energy savings companies and national accounts. Revolution Lighting Technologies trades on the NASDAQ under the ticker RVLT. For additional information, please visit www.rvlti.com.

Cautionary Statement for Forward-Looking Statements

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties, including statements relating to our business pipeline and sales opportunities, our revenue, Adjusted EBITDA and cash flow outlook. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Reference is made to Revolution Lighting’s filings under the Securities Exchange Act for additional factors that could cause actual results to differ materially, including our history of losses, customer concentration risks, the potential for future dilution to our existing common stockholders, our status as a controlled company, the risk that demand for our LED products fails to emerge as anticipated, the availability of financing for our customers, competition from larger companies, and risks relating to third party suppliers and manufacturers, as well as the other Risk Factors described in Item 1A of our Form 10-K for the fiscal year ended December 31, 2015. Revolution Lighting Technologies, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

Adjusted EBITDA

We use Adjusted EBITDA as a non-GAAP measure of financial performance. Adjusted EBITDA is calculated by adding back to net income or loss interest and financing related costs, acquisition related charges, severance and transition costs, income taxes, depreciation and amortization, long lived asset impairments and stock based compensation charges. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA is useful to help investors analyze the operating trends in the business and to assess the relative underlying performance of businesses with different capital and tax structures. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing our financial results with other companies that use Adjusted EBITDA in their communications with investors. By excluding non-cash charges such as amortization and depreciation, stock based compensation, long lived asset impairments as well as charges for income taxes, interest and financing charges, acquisition related and severance and transition costs, investors can evaluate our operations and compare our results with the results of other companies on a more consistent basis. Management also uses Adjusted EBITDA to evaluate potential acquisitions, establish internal budgets and goals and evaluate the performance of business units and management.

We consider Adjusted EBITDA to be an important indicator of our operational strength and performance and a useful measure of historical and prospective trends. However there are significant limitations of the use of Adjusted EBITDA since it excludes interest income and expense, financing related and acquisition related charges, severance and transition costs, stock based compensation and income taxes, all of which impact profitability, as well as depreciation and amortization and impairments, related to the use of long lived assets that benefit future periods. We believe that these limitations are compensated by providing Adjusted EBITDA along with GAAP performance measures and clearly identifying the differences between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income or loss or operating income or loss presented in accordance with GAAP. Moreover, Adjusted EBITDA as defined by the Company may not be comparable to similarly titled measure provided by other entities.

A reconciliation of our GAAP net loss to non-GAAP Adjusted EBITDA for the first quarter ending March 31, 2016 and March 31, 2015 respectively as follows:

	(in millions) First Quarter Ended March 31, 2016	March 31, 2015
Net loss	$(2.6)	$(2.0)
Acquisition, severance and transition costs	1.1	0.3
Depreciation and amortization	1.3	1.0
Stock based compensation	0.4	0.5
Interest and other expenses	0.6	0.2

Adjusted EBITDA	$0.8	$0.0

RVLT Investor Relations Contact:

Amato and Partners, LLC

Investor Relations Counsel

admin@amatoandpartners.com

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